Exhibit 99.1

Argo Group Reports Fourth Quarter and Full Year 2022 Results

Completed Strategic Alternatives Review; Entered into a Definitive Merger Agreement to be Acquired by Brookfield Reinsurance for Approximately $1.1 Billion

•	Simplified Business Model: Completed sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate 1200 on February 2, 2023, transforming Argo into a focused, pure-play U.S. specialty insurer
•
Further Strengthened and De-Risked Balance Sheet: Completed U.S. loss portfolio transfer. In the fourth quarter 2022, recognized an after-tax charge of approximately $100.0 million in connection with the transaction

•
Reduced Catastrophe Exposure: Total catastrophe losses were $9.4 million in the fourth quarter 2022. Full year 2022 total catastrophe losses of $44.0 million were more than 50% lower compared to the prior year

 Hamilton, Bermuda - February 27, 2023 - Argo Group International Holdings, Ltd. (NYSE: ARGO) ("Argo" or the "company") today announced financial results for the three months and year ended December 31, 2022.

($ in millions, except per share data)	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
	2022	2021	Change	2022	2021	Change

Net income (loss) attributable to common shareholders	$(111.8)	$(117.8)	5.1%	$(185.7)	$(3.8)	NM
Per diluted common share	$(3.19)	$(3.38)	5.6%	$(5.31)	$(0.11)	NM

Operating earnings	$(94.5)	$(61.8)	-52.9%	$(4.7)	$41.5	-111.3%
Per diluted common share	$(2.69)	$(1.77)	-52.0%	$(0.13)	$1.19	-110.9%

Annualized return on average common shareholders' equity	(39.4)%	(28.3)%	-11.1 pts	(13.9)%	(0.2)%	-13.7 pts

Annualized operating return on average common shareholders' equity	(33.3)%	(14.8)%	-18.5 pts	(0.4)%	2.5%	-2.9 pts

"2022 was a transformative year for the company," said Argo Executive Chairman and Chief Executive Officer, Thomas A. Bradley. "The strategic actions we have taken strengthened Argo and better position it to deliver strong returns moving forward. The Argo of today is markedly different from the Argo of only two years ago. We have streamlined the company to focus on our most profitable business lines, achieved targeted expense reductions, and continued to de-risk the balance sheet. At the same time, we have remained nimble in the marketplace - responding to the needs of customers and business partners. We are excited about our next chapter as part of Brookfield Reinsurance. We believe the merger transaction that we announced on February 8, 2023, will enhance our opportunities for growth, and scale Argo into a market-leading specialty insurer with capabilities across admitted and E&S markets. Lastly, I want to thank our leadership team and employees for their dedication over the past year as we worked through the strategic alternatives review process."

Consolidated Highlights

($ in millions)	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
	2022	2021	Change	2022	2021	Change

Gross written premiums	$644.5	$733.8	-12.2%	$2,848.1	$3,181.2	-10.5%
Net written premiums	326.7	479.0	-31.8%	1,741.5	1,977.3	-11.9%

Earned premiums	$350.5	$486.2	-27.9%	$1,740.4	$1,910.1	-8.9%
Loss and loss adjustment expenses	308.5	423.7	-27.2%	1,166.9	1,314.6	-11.2%
Acquisition expenses	90.7	73.6	23.2%	328.3	317.8	3.3%
General and administrative expenses	85.1	97.9	-13.1%	342.4	384.5	-10.9%
Underwriting income (loss)	$(133.8)	$(109.0)	-22.8%	$(97.2)	$(106.8)	9.0%

Net investment income	$28.9	$44.4	-34.9%	$129.8	$187.6	-30.8%

Loss ratio	88.0%	87.1%	0.9 pts	67.0%	68.8%	-1.8 pts
Acquisition expense ratio	25.9%	15.1%	10.8 pts	18.9%	16.6%	2.3 pts
General and administrative expense ratio	24.3%	20.2%	4.1 pts	19.7%	20.2%	-0.5 pts
Expense ratio	50.2%	35.3%	14.9 pts	38.6%	36.8%	1.8 pts
Combined ratio	138.2%	122.4%	15.8 pts	105.6%	105.6%	0.0 pts
CAY ex-CAT loss ratio	75.9%	58.5%	17.4 pts	60.8%	56.8%	4.0 pts

In connection with the close of the U.S. loss portfolio transfer (LPT), fourth quarter 2022 net and operating results reflect an after-tax charge of approximately $100.0 million, which includes commission and federal excise tax. On a pre-tax basis, the cost of the LPT includes $121.0 million of ceded premiums and $10.5 million in acquisition expenses, which have been accounted for in the company's U.S. segment results.

Consolidated - Excluding LPT Cost

	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
	2022	2021	Change	2022	2021	Change

Loss ratio	65.4%	87.1%	-21.7 pts	62.7%	68.8%	-6.1 pts
Acquisition expense ratio	17.0%	15.1%	1.9 pts	17.1%	16.6%	0.5 pts
General and administrative expense ratio	18.1%	20.2%	-2.1 pts	18.4%	20.2%	-1.8 pts
Expense ratio	35.1%	35.3%	-0.2 pts	35.5%	36.8%	-1.3 pts
Combined ratio	100.5%	122.4%	-21.9 pts	98.2%	105.6%	-7.4 pts
CAY ex-CAT loss ratio	56.4%	58.5%	-2.1 pts	56.8%	56.8%	0 pts

Fourth Quarter 2022 Results - Consolidated
(All comparisons vs. fourth quarter 2021, unless noted otherwise)

Premiums

Gross written premiums of $644.5 million decreased $89.3 million, or 12.2%, primarily due to businesses the company has exited.

•	Gross written premiums within the company’s ongoing business[1] were broadly in line with the prior year fourth quarter.
Earned premiums of $350.5 million, decreased $135.7 million, or 27.9%, primarily attributable to premiums ceded in connection with the LPT. Excluding the ceded earned premiums associated with the LPT, earned premiums decreased $14.7 million, or 3.0%

•	Earned premiums increased approximately 11.5% within the company’s ongoing business reflecting business mix shift towards lines of business where the company retains more risk.
Underwriting

The combined ratio of 138.2% increased 15.8 percentage points, primarily due to lower net earned premiums driven by the cost of the LPT.

The loss ratio of 88.0% increased 0.9 percentage points, compared to 87.1% for the prior year fourth quarter.

•
The current accident year, excluding catastrophes ("CAY ex-CAT") loss ratio of 75.9% increased 17.4 percentage points. Excluding the cost of the LPT, the CAY ex-CAT loss ratio for the fourth quarter 2022 was 56.4%, an improvement of 2.1 percentage points.

•
Total catastrophe losses were $9.4 million or 2.7 percentage points on the loss ratio. In comparison, catastrophe losses in the prior year fourth quarter were $6.8 million or 1.4 percentage points on the loss ratio.

•
Net adverse prior year reserve development was $33.1 million, or 9.4 percentage points on the loss ratio. In comparison, net adverse prior year reserve development in the fourth quarter 2021 was $132.3 million, or 27.2 percentage points on the loss ratio.

The CAY ex-CAT combined ratio was 126.1%, an increase of 32.3 percentage points compared to the prior year fourth quarter. Excluding the cost of the LPT, the CAY ex CAT combined ratio was 91.5%, an improvement of 2.3 percentage points from a year ago.

Expenses

The expense ratio of 50.2% increased 14.9 percentage points due to the cost of the LPT. Excluding the cost of the LPT, the expense ratio for the fourth quarter 2022 was 35.1%, an improvement of 0.2 percentage points year-over-year driven by lower general and administrative expenses.

Investment Income

Net investment income of $28.9 million decreased by $15.5 million. While investment income excluding alternatives, increased $8.4 million due to higher reinvestment rates, the reduction in investment income was attributable to a $23.9 million decrease in alternative investment income compared to the fourth quarter 2021. The company continues to hold a high quality, relatively short duration portfolio with an average credit quality of A+ and an average duration of 2.9 years, when including cash.

1 Ongoing business excludes the following businesses the company is exiting, plans to exit, or have sold, including Ariel Re, which was sold in November 2020, Contract Binding P&C which was sold in October 2021, U.S. Specialty Property which the company exited in December 2021, Argo Seguros Brasil which was sold in February 2022, ArgoGlobal Holdings (Malta) which was sold in June 2022, Syndicate 1200 which was sold in February 2023, Italy, and the U.S. grocery and retail business, and certain program business.

Earnings

Net loss attributable to common shareholders was $111.8 million, or $3.19 per diluted share, for the fourth quarter 2022, compared to a net loss attributable to common shareholders of $117.8 million, or $3.38 per diluted share for the fourth quarter 2021. Annualized return on average common shareholders' equity was (39.4%), compared to (28.3%) in the prior year fourth quarter.
•
The net loss attributable to common shareholders in the fourth quarter 2022 included pre-tax net realized investment and other gains of $4.3 million, compared to $0.2 million of pre-tax net realized investment and other gains in the prior year fourth quarter.

•
The net loss attributable to common shareholders in the fourth quarter 2022 also included $11.5 million in foreign currency exchange losses, compared to $2.8 million in foreign currency exchange gains in the fourth quarter of 2021

•
In addition, the net loss attributable to common shareholders in the fourth quarter 2022 included $17.6 million of non-operating expenses, which were mainly attributable to non-operating advisory fees. In comparison, the prior year fourth quarter reported $22.8 million in non-operating expenses.

Operating loss for the quarter was $94.5 million or $2.69 per diluted share, compared to an operating loss of $61.8 million or $1.77 per diluted share in the prior year fourth quarter. Annualized operating return on average common shareholders' equity was (33.3%), a decrease of 18.5 percentage points year-over-year.

Shareholders' Equity

Book value per common share was $31.06 as of December 31, 2022, a decrease of 7.9% from $33.72 on September 30, 2022. The decrease in book value per common share is largely attributable to a decrease in retained earnings for the quarter, partially offset by an improvement in accumulated other comprehensive income ("AOCI").

Completed Strategic Alternatives Review

On February 8, 2023, the company announced that it had entered into a definitive merger agreement to be acquired by Brookfield Reinsurance for approximately $1.1 billion, subject to conditions for closing, including but not limited to shareholder and regulatory approvals.

U.S. Operations Highlights

($ in millions)	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
	2022	2021	Change	2022	2021	Change

Gross written premiums	$463.9	$504.5	-8.0%	$1,940.6	$2,069.4	-6.2%
Net written premiums	197.4	319.6	-38.2%	1,196.2	1,304.8	-8.3%

Earned premiums	$210.5	$331.3	-36.5%	$1,209.0	$1,283.7	-5.8%
Loss and loss adjustment expenses	244.4	325.1	-24.8%	870.1	908.2	-4.2%
Acquisition expenses	64.9	48.1	34.9%	229.6	197.7	16.1%
General and administrative expenses	55.1	53.0	4.0%	203.2	221.6	-8.3%
Underwriting income (loss)	$(153.9)	$(94.9)	NM	$(93.9)	$(43.8)	NM

Loss ratio	116.1%	98.1%	18.0 pts	72.0%	70.7%	1.3 pts
Acquisition expense ratio	30.8%	14.5%	16.3 pts	19.0%	15.4%	3.6 pts
General and administrative expense ratio	26.2%	16.0%	10.2 pts	16.8%	17.3%	-0.5 pts
Expense ratio	57.0%	30.5%	26.5 pts	35.8%	32.7%	3.1 pts
Combined ratio	173.1%	128.6%	44.5 pts	107.8%	103.4%	4.4 pts
CAY ex-CAT loss ratio	96.8%	60.4%	36.4 pts	65.6%	58.5%	7.1 pts

U.S. Operations - Excluding LPT Cost

($ in millions)	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
	2022	2021	Change	2022	2021	Change

Loss ratio	73.7%	98.1%	-24.4 pts	65.4%	70.7%	-5.3 pts
Acquisition expense ratio	16.4%	14.5%	1.9 pts	16.5%	15.4%	1.1 pts
General and administrative expense ratio	16.7%	16.0%	0.7 pts	15.3%	17.3%	-2.0 pts
Expense ratio	33.1%	30.5%	2.6 pts	31.8%	32.7%	-0.9 pts
Combined ratio	106.8%	128.6%	-21.8 pts	97.2%	103.4%	-6.2 pts
CAY ex-CAT loss ratio	61.5%	60.4%	1.1 pts	59.6%	58.5%	1.1 pts

Fourth Quarter 2022 Results - U.S. Operations
(All comparisons vs. fourth quarter 2021, unless noted otherwise)

Premiums

U.S. Operations gross written premiums of $463.9 million decreased $40.6 million, or 8.0%, primarily due to businesses the company has exited.

•	Rates on average were up in the low-single digits for the fourth quarter 2022.
•	Gross written premiums within the U.S. ongoing business[2] were in line with the prior year fourth quarter.
Earned premiums of $210.5 million decreased $120.8 million, or 36.5%, primarily attributable to the premiums ceded in connection with the LPT. Excluding the ceded earned premiums associated with the LPT, earned premiums were in line with the prior year fourth quarter.

2 U.S. ongoing business excludes the following businesses the company has sold, including sales of Contract Binding P&C in October 2021 and U.S. Specialty Property in December 2021, and the exits of our grocery and retail business and certain program business.

•	Earned premiums increased approximately 12.2% within the company’s ongoing business reflecting business mix shift towards lines of business where the company retains more risk.

Underwriting

The loss ratio of 116.1% increased 18.0 percentage points. Excluding the cost of the LPT, the loss ratio for the fourth quarter was 73.7%, an improvement of 24.4 percentage points from the prior year fourth quarter.

•
The CAY ex-CAT loss ratio of 96.8% increased 36.4 percentage points. Excluding the cost of the LPT, the CAY ex-CAT loss ratio was for the fourth 2022 was 61.5%, an increase of 1.1 percentage points from the fourth quarter 2021, reflecting the company's response to anticipated inflationary loss cost trends.

•
Catastrophe losses were $4.0 million, or 1.9 percentage points on the loss ratio, compared to $3.2 million or 1.0 percentage points on the loss ratio in the prior year fourth quarter. Catastrophe losses in the fourth quarter 2022 were due to winter storm Elliot.

•
Net adverse prior year reserve development was $36.6 million or 17.4 percentage points on the loss ratio. In comparison, net adverse development in the prior year fourth quarter was $121.6 million, or 36.7 percentage point on the loss ratio. The adverse development in the fourth quarter 2022 was primarily attributable to liability lines for accident years 2019 and prior in businesses the company has exited.

Expenses

The expense ratio of 57.0% increased 26.5 percentage points was primarily driven by the cost of the LPT. Excluding the cost of the LPT, the expense ratio for the fourth quarter 2022 was 33.1%, an increase of 2.6 percentage points year-over-year driven primarily by higher acquisition expenses resulting from reductions in proportional reinsurance and changes in business mix.

U.S. LPT Transaction

On November 9, 2022, the U.S. LPT transaction with a wholly-owned subsidiary of Enstar, covering a majority of the company’s U.S. casualty insurance reserves, including construction, for accident years 2011 to 2019 was completed.

•
Enstar's subsidiary is providing ground up cover of $746.0 million of reserves, and an additional $275.0 million of cover in excess of $821.0 million, up to a policy limit of $1,096.0 million. The company retained a loss corridor of $75.0 million up to $821.0 million.

•	For the year ended December 31, 2022, the company exhausted the $75.0 million loss corridor.

International Operations Highlights

($ in millions)	Three Months Ended December 31,		Q/Q	Year Ended December 31,		Y/Y
	2022	2021	Change	2022	2021	Change

Gross written premiums	$180.4	$229.1	-21.3%	$906.7	$1,111.0	-18.4%
Net written premiums	129.2	159.2	-18.8%	544.5	671.7	-18.9%

Earned premiums	$139.8	$154.7	-9.6%	$530.5	$625.8	-15.2%
Loss and loss adjustment expenses	64.1	60.9	5.3%	293.9	362.1	-18.8%
Acquisition expenses	25.7	25.1	2.4%	97.6	119.6	-18.4%
General and administrative expenses	24.3	32.4	-25.0%	107.7	126.7	-15.0%
Underwriting income	$25.7	$36.3	-29.2%	$31.3	$17.4	79.9%

Loss ratio	45.9%	39.4%	6.5 pts	55.4%	57.9%	-2.5 pts
Acquisition expense ratio	18.4%	16.2%	2.2 pts	18.4%	19.1%	-0.7 pts
General and administrative expense ratio	17.3%	20.9%	-3.6 pts	20.3%	20.2%	0.1 pts
Expense Ratio	35.7%	37.1%	-1.4 pts	38.7%	39.3%	-0.6 pts
Combined ratio	81.6%	76.5%	5.1 pts	94.1%	97.2%	-3.1 pts
CAY ex-CAT loss ratio	44.5%	54.5%	-10.0 pts	50.1%	53.1%	-3.0 pts

Fourth Quarter 2022 Results - International Operations
(All comparisons vs. fourth quarter 2021, unless noted otherwise)

Premiums

Gross written premiums of $180.4 million decreased $48.7 million, or 21.3% primarily due to the businesses the company has exited.

•	Rates on average were up in the high-single digits for the fourth quarter 2022.
Earned premiums of $139.8 million decreased $14.9 million, or 9.6%.

Underwriting

The loss ratio of 45.9% increased 6.5 percentage points, compared to 39.4% in the prior year fourth quarter.

•	The CAY ex-CAT loss ratio was 44.5%, an improvement of 10.0 percentage points.
•	Catastrophe losses were $5.4 million, or 3.9 percentage points on the loss ratio, compared to $3.6 million, or 2.4 percentage points on the loss ratio in the prior year fourth quarter.
•
Net favorable prior year reserve development was $3.5 million, which lowered the loss ratio by 2.5 percentage points. In comparison, the prior year fourth quarter had $27.0 million of net favorable development, which lowered the loss ratio 17.5 percentage points.

Expenses

The expense ratio of 35.7% improved 1.4 percentage points, driven by a $8.1 million reduction in general and administrative expenses.

Sale of Argo's Lloyd's Operation

On February 2, 2023, the company completed the previously announced sale of Argo Underwriting Agency Limited and its Lloyd's Syndicate to Westfield.

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NYSE: ARGO) is an underwriter of specialty insurance products in the property and casualty market. Argo offers a full line of products and services designed to meet the unique coverage and claims-handling needs of businesses. Argo and its insurance subsidiaries are rated ‛A-’ by Standard and Poor’s. Argo’s insurance subsidiaries are rated ‛A-’ by A.M. Best. More information on Argo and its subsidiaries is available at www.argogroup.com.

FORWARD-LOOKING STATEMENTS
This press release and related oral statements may include forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "expect," "intend," "plan," "believe," “do not believe,” “aim,” "project," "anticipate," “seek,” "will," “likely,” “assume,” “estimate,” "may," “continue,” “guidance,” “growth,” “objective,” “remain optimistic,” “improve,” “progress,” "path toward," "looking forward," “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

Such statements are subject to certain risks and uncertainties that could cause actual events or results to not occur or differ materially, including, but not limited to, recent changes in interest rates and inflation, the outcome of our exploration of strategic alternatives and our ability to realize the anticipated benefits of any actions taken in connection therewith, including that the company and Brookfield Reinsurance may be unable to complete their proposed transaction,the adequacy of our projected loss reserves, employee retention and changes in key personnel, the ability of our insurance subsidiaries to meet risk-based capital and solvency requirements, the outcome of legal and regulatory proceedings, investigations, inquiries, claims and litigation, and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission (the "SEC"). For a more detailed discussion of such risks and uncertainties, see Item 1A, “Risk Factors” in Argo’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2021 and in other filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo that its objectives will be achieved. Any forward-looking statements speak only as of the date of this press release. Argo undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on any such statements.

NON-GAAP FINANCIAL MEASURES
In presenting the company's results, management has included and discussed in this press release certain non-generally accepted accounting principles ("non-GAAP") financial measures within the meaning of Regulation G as promulgated by the SEC. Management believes that these non-GAAP financial measures, which may be defined differently by other companies, better explain the company's results of operations in a manner that allows for a more complete understanding of the underlying trends in the company's business. However, these measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles ("U.S. GAAP").

“CAY ex-CAT combined ratio” and the “CAY ex-CAT loss ratio" are internal measures used by the management of the company to evaluate the performance of its underwriting activity and represents the net amount of underwriting income excluding catastrophe related charges and the impact of changes to prior year loss reserves. Although this measure does not replace the GAAP combined ratio, it provides management with a view of the quality of earnings generated by underwriting activity for the current accident year.

“Operating income (loss)" is an internal performance measure used in the management of the company's operations and represents operating results after-tax (at an assumed effective tax rate of 19%) and preferred share dividends excluding, as applicable, net realized investment and other gains or losses, net foreign exchange gain or loss, non- operating expenses, and other similar non-recurring items. The company excludes net realized investment and other gains or losses, net foreign exchange gain or loss, non-operating expenses, and other similar non-recurring items from the calculation of operating income because these amounts are influenced by and fluctuate in part, by market conditions that are outside of management’s control. In addition to presenting net income determined in accordance with U.S. GAAP, the company believes that showing operating income enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Annualized operating return on average common shareholders' equity" is calculated using operating income (loss) (as defined above and annualized in the manner described for net income (loss) attributable to common shareholders ("ROACE")) and average common shareholders' equity. In calculating ROACE, the net income attributable to common shareholders for the period is multiplied by the number of periods in a calendar year to arrive at annualized net income available to common shareholders. In addition to presenting ROACE determined in accordance with U.S. GAAP, the company believes that showing annualized operating return on average common shareholders' equity enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

"Operating income (loss) per common share (diluted)" is calculated using operating income (as defined above) and the weighted average common shares (diluted) for the current period. In addition to presenting net income (loss) per common share (diluted) in accordance with U.S. GAAP, the company believes that showing the operating income (loss) per common share (diluted) enables investors, analysts, rating agencies and other users of the company's financial information to more easily analyze our results of operations and underlying business performance.

“Underwriting income (loss)” is an internal performance measure used in the management of the company’s operations and represents net amount earned from underwriting activities (net premium earned less underwriting expenses and claims incurred). Underwriting income is a financial measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. Although this measure of profit (loss) does not replace net income (loss) computed in accordance with U.S. GAAP as a measure of profitability, management uses this measure of profit (loss) to focus our reporting segments on generating underwriting income.

"Book value per common share excluding AOCI" is total common shareholders’ equity excluding AOCI, net of tax, included in shareholders’ equity, divided by the number of common shares outstanding. In the opinion of the company’s management, book value per common share excluding AOCI is useful in an analysis of a property casualty company’s book value per share as it removes the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax), which do not have an equivalent impact on unpaid claims and claim adjustment expense reserves.

"Tangible book value per common share" is book value per share excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding. In the opinion of the company’s management, tangible book value per common share is useful in an analysis of a property casualty company’s book value on a nominal basis as it removes certain effects of purchase accounting (i.e., goodwill and other intangible assets).

"Tangible book value per common share excluding AOCI" is book value per share excluding the after-tax value of goodwill and other intangible assets and AOCI, net of tax. In the opinion of the company's management, tangible book value per common share excluding AOCI is useful in an analysis of a property casualty company's book value per share as it removes certain aspects of purchase accounting (i.e., goodwill and other intangible assets) and the effect of changing prices on invested assets (i.e., net unrealized investment gains (losses), net of tax).

The “percentage change in book value per common share” includes (by adding) the effects of cash dividends paid per common share to the calculated book value per common share for the current period. This adjusted amount is then compared to the prior period’s book value per common share to determine the period over period change. The company believes that including the dividends paid per common share allows users of its financial statements to more easily identify the impact of the changes in book value per common share from the perspective of investors.

Reconciliations of non-GAAP financial measures to their most directly comparable U.S. GAAP measures are included in the following tables and footnotes.

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
	December 31,	December 31,
	2022	2021
	(unaudited)
Assets
Total investments	$3,651.9	$5,322.6
Cash	50.2	146.1
Accrued investment income	18.6	20.9
Receivables	3,321.1	3,615.0
Goodwill and intangible assets	118.6	164.6
Deferred acquisition costs, net	107.0	168.0
Ceded unearned premiums	375.5	506.7
Other assets	325.3	373.9
Assets held-for-sale	2,066.2	$—
Total assets	$10,034.4	$10,317.8

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$5,051.6	$5,595.0
Unearned premiums	1,039.9	1,466.8
Ceded reinsurance payable, net	158.7	724.4
Senior unsecured fixed rate notes	140.5	140.3
Other indebtedness	—	57.0
Junior subordinated debentures	258.6	258.2
Other liabilities	237.7	340.9
Liabilities held-for-sale	1,914.5	—
Total liabilities	8,801.5	8,582.6

Preferred shares	144.0	144.0
Common shares	46.4	46.2
Additional paid-in capital	1,395.4	1,386.4
Treasury shares	(455.1)	(455.1)
Retained earnings	407.3	636.4
Accumulated other comprehensive income, net of taxes	(305.1)	(22.7)
Total shareholders' equity	1,232.9	1,735.2
Total liabilities and shareholders' equity	$10,034.4	$10,317.8

Book value per common share	$31.06	$45.62
Tangible book value per common share	$27.67	$40.90
Book value per common share excluding AOCI, net of tax	$39.76	$46.27
Tangible book value per common share excluding AOCI, net of tax	$36.38	$41.55

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(in millions, except per share amounts)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Gross written premiums	$644.5	$733.8	$2,848.1	$3,181.2
Net written premiums	326.7	479.0	1,741.5	1,977.3

Earned premiums	350.5	486.2	1,740.4	1,910.1
Net investment income	28.9	44.4	129.8	187.6
Net investment and other gains (losses):
Net realized investment and other gains (losses)	3.3	69.3	(115.9)	72.4
Change in fair value recognized	0.6	(71.2)	3.1	(40.4)
Change in allowance for credit losses on fixed maturity securities	0.4	2.1	(2.5)	0.6
Net realized investment and other gains (losses)	4.3	0.2	(115.3)	32.6
Total revenue	383.7	530.8	1,754.9	2,130.3

Losses and loss adjustment expenses	308.5	423.7	1,166.9	1,314.6
Acquisition expenses	90.7	73.6	328.3	317.8
General and administrative expenses	85.1	97.9	342.4	384.5
Non-operating expenses	17.6	22.8	51.5	43.7
Interest expense	8.1	5.3	26.8	21.6
Fee and other (income) expense, net	0.5	(0.2)	(1.3)	(2.0)
Foreign currency exchange (gains) losses	11.5	(2.8)	(5.0)	1.6
Impairment of goodwill	—	43.2	28.5	43.2
Total expenses	522.0	663.5	1,938.1	2,125.0

Income (loss) before income taxes	(138.3)	(132.7)	(183.2)	5.3
Income tax provision (benefit)	(29.1)	(17.5)	(8.0)	(1.4)
Net income (loss)	$(109.2)	$(115.2)	$(175.2)	$6.7
Dividends on preferred shares	2.6	2.6	10.5	10.5
Net income (loss) attributable to common shareholders	$(111.8)	$(117.8)	$(185.7)	$(3.8)

Net income (loss) per common share (basic)	$(3.19)	$(3.38)	$(5.31)	$(0.11)
Net income (loss) per common share (diluted)	$(3.19)	$(3.38)	$(5.31)	$(0.11)

Weighted average common shares:
Basic	35.1	34.9	35.0	34.8
Diluted	35.1	34.9	35.0	34.8

Loss ratio	88.0%	87.1%	67.0%	68.8%
Acquisition expense ratio	25.9%	15.1%	18.9%	16.6%
General and administrative expense ratio	24.3%	20.2%	19.7%	20.2%
Expense ratio	50.2%	35.3%	38.6%	36.8%
GAAP combined ratio	138.2%	122.4%	105.6%	105.6%
CAY ex-CAT combined ratio	126.1%	93.8%	99.4%	93.6%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
(unaudited)

	Three Months Ended		Year ended
	December 31,		December 31,
	2022	2021	2022	2021
U.S. Operations
Gross written premiums	$463.9	$504.5	$1,940.6	$2,069.4
Net written premiums	197.4	319.6	1,196.2	1,304.8
Earned premiums	210.5	331.3	1,209.0	1,283.7

Underwriting income	(153.9)	(94.9)	(93.9)	(43.8)
Net investment income	19.7	27.7	88.4	119.4
Interest expense	(4.7)	(3.5)	(17.5)	(14.1)
Fee (expense), net	0.1	0.2	0.1	(0.4)
Operating (loss) income before taxes	$(138.8)	$(70.5)	$(22.9)	$61.1

Loss ratio	116.1%	98.1%	72.0%	70.7%
Acquisition expense ratio	30.8%	14.5%	19.0%	15.4%
General and administrative expense ratio	26.2%	16.0%	16.8%	17.3%
Expense Ratio	57.0%	30.5%	35.8%	32.7%
GAAP combined ratio	173.1%	128.6%	107.8%	103.4%
CAY ex-CAT combined ratio	153.8%	90.9%	101.4%	91.2%

International Operations
Gross written premiums	$180.4	$229.1	$906.7	$1,111.0
Net written premiums	129.2	159.2	544.5	671.7
Earned premiums	139.8	154.7	530.5	625.8

Underwriting income (loss)	25.7	36.3	31.3	17.4
Net investment income	8.7	12.4	39.1	50.6
Interest expense	(2.1)	(1.4)	(7.8)	(5.6)
Fee income, net	(0.6)	0.2	1.2	1.7
Operating income before taxes	$31.7	$47.5	$63.8	$64.1

Loss ratio	45.9%	39.4%	55.4%	57.9%
Acquisition expense ratio	18.4%	16.2%	18.4%	19.1%
General and administrative expense ratio	17.3%	20.9%	20.3%	20.2%
Expense Ratio	35.7%	37.1%	38.7%	39.3%
GAAP combined ratio	81.6%	76.5%	94.1%	97.2%
CAY ex-CAT combined ratio	80.2%	91.6%	88.8%	92.4%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS RATIOS
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
U.S. Operations
Loss ratio	116.1%	98.1%	72.0%	70.7%
Prior accident year loss reserve development	(17.4)%	(36.7)%	(5.3)%	(9.4)%
Catastrophe losses	(1.9)%	(1.0)%	(1.1)%	(2.8)%
CAY ex-CAT loss ratio	96.8%	60.4%	65.6%	58.5%

International Operations
Loss ratio	45.9%	39.4%	55.4%	57.9%
Prior accident year loss reserve development	2.5%	17.5%	0.5%	4.3%
Catastrophe losses	(3.9)%	(2.4)%	(5.8)%	(9.1)%
CAY ex-CAT loss ratio	44.5%	54.5%	50.1%	53.1%

Consolidated
Loss ratio	88.0%	87.1%	67.0%	68.8%
Prior accident year loss reserve development	(9.4)%	(27.2)%	(3.7)%	(7.2)%
Catastrophe losses	(2.7)%	(1.4)%	(2.5)%	(4.8)%
CAY ex-CAT loss ratio	75.9%	58.5%	60.8%	56.8%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
NET PRIOR-YEAR RESERVE DEVELOPMENT & CATASTROPHE LOSSES BY SEGMENT
(in millions)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net Prior-Year Reserve Development
(Favorable)/Unfavorable
U.S. Operations	$36.6	$121.6	$64.5	$120.9
International Operations	(3.5)	(27.0)	(2.7)	(26.9)
Run-off Lines	—	37.7	2.9	44.3
Total net prior-year reserve development	$33.1	$132.3	$64.7	$138.3

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Catastrophe & COVID-19 Losses
Catastrophe losses
U.S. Operations	$4.0	$3.2	$13.2	$36.1
International Operations	5.4	3.2	30.8	44.2
Total catastrophe losses	9.4	6.4	44.0	80.3

COVID-19 losses
U.S. Operations	—	—	—	—
International Operations	—	0.4	—	12.4
Total COVID-19 losses	—	0.4	—	12.4

Catastrophe & COVID-19 losses
U.S. Operations	4.0	3.2	13.2	36.1
International Operations	5.4	3.6	30.8	56.6
Total catastrophe & COVID-19 losses	$9.4	$6.8	$44.0	$92.7

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF LOSS AND EXPENSE RATIOS
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
U.S. Operations
Loss ratio	116.1%	98.1%	72.0%	70.7%
Prior accident year loss reserve development	(17.4)%	(36.7)%	(5.3)%	(9.4)%
Catastrophe losses	(1.9)%	(1.0)%	(1.1)%	(2.8)%
CAY ex-CAT loss ratio	96.8%	60.4%	65.6%	58.5%
Impact of U.S. LPT Cost	(35.3)%	—%	(6.0)%	—%
CAY ex-CAT loss ratio (Adjusted)	61.5%	60.4%	59.6%	58.5%

International Operations
Loss ratio	45.9%	39.4%	55.4%	57.9%
Prior accident year loss reserve development	2.5%	17.5%	0.5%	4.3%
Catastrophe losses	(3.9)%	(2.4)%	(5.8)%	(9.1)%
CAY ex-CAT loss ratio	44.5%	54.5%	50.1%	53.1%
Impact of U.S. LPT Cost	—%	—%	—%	—%
CAY ex-CAT loss ratio (Adjusted)	44.5%	54.5%	50.1%	53.1%

Consolidated
Loss ratio	88.0%	87.1%	67.0%	68.8%
Prior accident year loss reserve development	(9.4)%	(27.2)%	(3.7)%	(7.2)%
Catastrophe losses	(2.7)%	(1.4)%	(2.5)%	(4.8)%
CAY ex-CAT loss ratio	75.9%	58.5%	60.8%	56.8%
Impact of U.S. LPT Cost	(19.5)%	—%	(4.0)%	—%
CAY ex-CAT loss ratio (Adjusted)	56.4%	58.5%	56.8%	56.8%

U.S. Operations
Expense Ratio	57.0%	30.5%	35.8%	32.7%
Impact of U.S. LPT Cost	(23.9)%	—%	(4.0)%	—%
Expense ratio (Adjusted)	33.1%	30.5%	31.8%	32.7%

International Operations
Expense Ratio	35.7%	37.1%	38.7%	39.3%
Impact of U.S. LPT Cost	—%	—%	—%	—%
Expense ratio (Adjusted)	35.7%	37.1%	38.7%	39.3%

Consolidated
Expense Ratio	50.2%	35.3%	38.6%	36.8%
Impact of U.S. LPT Cost	(15.1)%	—%	(3.1)%	—%
Expense ratio (Adjusted)	35.1%	35.3%	35.5%	36.8%

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF UNDERWRITING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss)	$(109.2)	$(115.2)	$(175.2)	$6.7
Add (deduct):
Income tax provision (benefit)	(29.1)	(17.5)	(8.0)	(1.4)
Net investment income	(28.9)	(44.4)	(129.8)	(187.6)
Net realized investment and other (gains) losses	(4.3)	(0.2)	115.3	(32.6)
Interest expense	8.1	5.3	26.8	21.6
Fee and other (income) expense, net	0.5	(0.2)	(1.3)	(2.0)
Foreign currency exchange (gains) losses	11.5	(2.8)	(5.0)	1.6
Non-operating expenses	17.6	22.8	51.5	43.7
Impairment of goodwill	—	43.2	28.5	43.2
Underwriting income (loss)	$(133.8)	$(109.0)	$(97.2)	$(106.8)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
CONSOLIDATED
(in millions, except per share amounts)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss), as reported	$(109.2)	$(115.2)	$(175.2)	$6.7
Income tax provision (benefit)	(29.1)	(17.5)	(8.0)	(1.4)
Net income (loss), before taxes	(138.3)	(132.7)	(183.2)	5.3
Add (deduct):
Net realized investment and other (gains) losses	(4.3)	(0.2)	115.3	(32.6)
Foreign currency exchange (gains) losses	11.5	(2.8)	(5.0)	1.6
Non-operating expenses	17.6	22.8	51.5	43.7
Impairment of goodwill	—	43.2	28.5	43.2
Operating income (loss) before taxes and preferred share dividends	(113.5)	(69.7)	7.1	61.2
Income tax provision (benefit), at assumed rate (1)	(21.6)	(10.5)	1.3	9.2
Preferred share dividends	2.6	2.6	10.5	10.5
Operating (loss) income	$(94.5)	$(61.8)	$(4.7)	$41.5

Operating income per common share (diluted)	$(2.69)	$(1.77)	$(0.13)	$1.19

Weighted average common shares, diluted	35.1	34.9	35.0	34.8

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used for 2022 which represents our expected weighted average statutory tax rate. This compares with an assumed tax rate of 15% used in the calculation of Operating Income after tax in the fourth quarter 2021.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF PRE-TAX OPERATING INCOME (LOSS) BY SEGMENT TO NET INCOME (LOSS)
(in millions)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating income (loss) before income taxes:
U.S. Operations	$(138.8)	$(70.5)	$(22.9)	$61.1
International Operations	31.7	47.5	63.8	64.1
Run-off Lines	0.1	(37.0)	(1.8)	(41.5)
Corporate and Other	(6.5)	(9.7)	(32.0)	(22.5)
Total operating income before income taxes	(113.5)	(69.7)	7.1	61.2
Net realized investment and other gains (losses)	4.3	0.2	(115.3)	32.6
Foreign currency exchange (losses) gains	(11.5)	2.8	5.0	(1.6)
Non-operating expenses	(17.6)	(22.8)	(51.5)	(43.7)
Impairment of goodwill	—	(43.2)	(28.5)	(43.2)
Income (loss) before income taxes	(138.3)	(132.7)	(183.2)	5.3
Income tax provision (benefit)	(29.1)	(17.5)	(8.0)	(1.4)
Net income (loss)	$(109.2)	$(115.2)	$(175.2)	$6.7

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
PREMIUMS BY SEGMENT AND LINE OF BUSINESS
(in millions)
(unaudited)
U.S. Operations	Three months ended December 31, 2022			Three months ended December 31, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$54.8	$34.4	$35.7	$49.8	$30.9	$33.4
Liability	240.5	38.1	56.6	255.8	154.4	171.6
Professional	101.8	72.1	70.7	142.1	93.5	87.4
Specialty	66.8	52.8	47.5	56.8	40.8	38.9
Total	$463.9	$197.4	$210.5	$504.5	$319.6	$331.3

	Year ended December 31, 2022			Year ended December 31, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$214.3	$144.4	$148.8	$253.0	$139.5	$149.9
Liability	1,073.7	575.7	576.7	1,093.6	669.1	672.8
Professional	410.5	290.3	310.0	504.1	336.2	315.1
Specialty	242.1	185.8	173.5	218.7	160.0	145.9
Total	$1,940.6	$1,196.2	$1,209.0	$2,069.4	$1,304.8	$1,283.7

International Operations	Three months ended December 31, 2022			Three months ended December 31, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$21.6	$17.3	$22.8	$47.3	$27.0	$28.2
Liability	56.6	35.1	29.6	64.8	39.5	31.5
Professional	51.3	41.2	36.2	57.3	40.7	35.0
Specialty	50.9	35.6	51.2	59.7	52.0	60.0
Total	$180.4	$129.2	$139.8	$229.1	$159.2	$154.7

	Year ended December 31, 2022			Year ended December 31, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$190.7	$62.3	$82.8	$295.1	$120.5	$132.4
Liability	227.5	137.1	124.7	256.8	147.3	130.7
Professional	208.5	145.1	133.9	226.0	160.7	148.3
Specialty	280.0	200.0	189.1	333.1	243.2	214.4
Total	$906.7	$544.5	$530.5	$1,111.0	$671.7	$625.8

Consolidated	Three months ended December 31, 2022			Three months ended December 31, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$76.4	$51.7	$58.5	$97.1	$57.9	$61.6
Liability	297.3	73.3	86.4	320.9	194.0	203.3
Professional	153.1	113.3	106.9	199.4	134.2	122.4
Specialty	117.7	88.4	98.7	116.4	92.9	98.9
Total	$644.5	$326.7	$350.5	$733.8	$479.0	$486.2

	Year ended December 31, 2022			Year ended December 31, 2021
	Gross Written	Net Written	Net Earned	Gross Written	Net Written	Net Earned
Property	$405.0	$206.7	$231.6	$548.1	$260.0	$282.3
Liability	1,302.0	713.6	702.3	1,351.3	817.1	804.1
Professional	619.0	435.4	443.9	730.1	496.9	463.4
Specialty	522.1	385.8	362.6	551.7	403.3	360.3
Total	$2,848.1	$1,741.5	$1,740.4	$3,181.2	$1,977.3	$1,910.1

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF NET INVESTMENT INCOME & NET REALIZED INVESTMENT AND OTHER GAINS (LOSSES)
CONSOLIDATED
(in millions)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net Investment Income
Net investment income, excluding alternative investments	$32.1	$23.7	$112.1	$92.1
Alternative investments	(3.2)	20.7	17.7	95.5
Total net investment income	$28.9	$44.4	$129.8	$187.6

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net Realized Investment and Other Gains (Losses)
Net realized investment (losses) gains	$3.3	$69.3	$(60.8)	$82.9
Change in fair value recognized	0.6	(71.2)	3.1	(40.4)
Change in allowance for credit losses on fixed maturity securities	0.4	2.1	(2.5)	0.6
(Loss) on sale of Trident assets	—	—	—	(10.5)
Loss on the sale of business divestitures including the realization of foreign exchange translation losses	—	—	(55.1)	—
Total net realized investments and other gains (losses)	$4.3	$0.2	$(115.3)	$32.6

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
COMPONENTS OF INVESTMENT PORTFOLIO
CONSOLIDATED
(in millions)
(unaudited)
	December 31,	December 31,
	2022	2021
U.S. Governments and government agencies	$380.7	$425.0
States and political subdivisions	99.8	171.3
Foreign governments	28.4	232.8
Corporate – Financial	636.4	986.9
Corporate – Industrial	520.1	850.6
Corporate – Utilities	77.6	145.8
Asset-backed securities	139.2	173.6
Collateralized loan obligations	237.9	336.1
Mortgage-backed securities – Agency	259.1	457.2
Mortgage-backed securities – Commercial	285.4	418.7
Mortgage-backed securities – Residential	10.9	25.3
Total fixed maturities	2,675.5	4,223.3
Commercial Mortgage Loans	159.7	—
Common stocks	43.9	55.6
Preferred stocks	—	0.7
Total equity securities available for sale	43.9	56.3
Private equity	264.6	248.9
Hedge fund	54.0	58.6
Overseas deposits	—	74.9
Other	4.6	4.8
Total other investments	323.2	387.2
Short term investments and cash equivalents	449.6	655.8
Cash	50.2	146.1
Total cash and invested assets	$3,702.1	$5,468.7

	December 31,	December 31,
	2022	2021
U.S. Governments and government agencies	$639.8	$882.1
AAA	364.6	788.6
AA	241.8	390.9
A	592.5	894.2
BBB	565.6	820.5
BB	64.1	174.2
B	60.6	71.3
Lower than B	14.9	22.5
Not rated	131.6	179.0
Total fixed maturities	$2,675.5	$4,223.3

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF COMMON SHAREHOLDERS' EQUITY TO TANGIBLE SHAREHOLDERS' EQUITY
CONSOLIDATED
(in millions)
(unaudited)

	December 31,	December 31,
	2022	2021
Common shareholders' equity	$1,088.9	$1,591.2
Less: Accumulated other comprehensive income (AOCI), net of taxes	(305.1)	(22.7)
Common shareholders' equity excluding AOCI, net of tax	$1,394.0	$1,613.9

Common shareholders' equity	$1,088.9	$1,591.2
Less: Goodwill and intangible assets	118.6	164.6
Tangible common shareholders' equity	970.3	1,426.6
Less: AOCI, net of tax	(305.1)	(22.7)
Tangible common shareholders' equity excluding AOCI, net of tax	$1,275.4	$1,449.3

Common shares outstanding - end of period	35.061	34.877

Book value per common share	$31.06	$45.62
Tangible book value per common share	$27.67	$40.90
Book value per common share excluding AOCI, net of tax	$39.76	$46.27
Tangible book value per common share excluding AOCI, net of tax	$36.38	$41.55

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SHAREHOLDER RETURN ANALYSIS
(in millions, except per share data)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss) attributable to common shareholders	$(111.8)	$(117.8)	$(185.7)	$(3.8)
Operating income (loss) (1)	(94.5)	(61.8)	(4.7)	41.5

Common Shareholders' Equity - Beginning of period	$1,180.9	$1,743.6	$1,591.2	$1,713.8
Common Shareholders' Equity - End of period	1,088.9	1,591.2	1,088.9	1,591.2
Average Common Shareholders' Equity	$1,134.9	$1,667.4	$1,340.1	$1,652.5

Common shares outstanding - End of period	35.061	34.877	35.061	34.877

Book value per common share	$31.06	$45.62	$31.06	$45.62
Cash dividends paid per common share during 2022	0.31		1.24
Book value per common share, December 31, 2022 - including cash dividends paid	$31.37		$32.30

Book value per common share, prior period (2)	$33.72		$45.62
Change in book value per common share during 2022	(7.9)%		(31.9)%
Change in book value per common share including cash dividends paid, during 2022 (2)	(7.0)%		(29.2)%

Annualized return on average common shareholders' equity	(39.4)%	(28.3)%	(13.9)%	(0.2)%
Annualized operating return on average common shareholders' equity	(33.3)%	(14.8)%	(0.4)%	2.5%

(1) For the purpose of calculating Operating Income, an assumed tax rate of 19% is used for 2022 which represents our expected weighted average statutory tax rate. This compares with an assumed tax rate of 15% used in the calculation of Operating Income after tax in the fourth quarter 2021.

(2) The percentage change in book value per common share is calculated by including cash dividends of $0.31 per common share and $1.24 per common share paid to shareholders during the three months and year ended December 31, 2022, respectively. This adjusted amount (Book value per common share, including dividends) is then compared to the book value per common share as of September 30, 2022 and December 31, 2021, respectively, to determine the change for the three months and year ended December 31, 2022.

Contact:
Andrew Hersom	David Snowden
Head of Investor Relations	Senior Vice President, Communications
860.970.5845	210.321.2104
andrew.hersom@argogroupus.com	david.snowden@argogroupus.com

Gregory Charpentier
AVP, Investor Relations and Corporate Finance
978.387.4150
gregory.charpentier@argogroupus.com